EXHIBIT 23.2
------------





                                             Comiskey (Professional Corporation)
                                             --------
                                              & Company







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------





We consent to the use in this registration statement of our report dated February 9, 2004 on the financial statements for Diamond One, Inc. as of the period from inception (October 8, 2002) to January 31, 2004, January 31, 2003 and to references to our firm as accounting and auditing experts in the prospectus.


Denver, Colorado
June 30, 2004

                                                        /s/ COMISKEY & COMPANY

                                                        PROFESSIONAL CORPORATION























                   Certified Public Accountants & Consultants

                789 Sherman Street o Suite 440 o Denver, CO 80203
   (303) 830-2255 o Fax (303) 830-0876 o info@comiskey.com o www.comiskey.com